         AMENDMENT NO. 1 TO THE RETAIL BUSINESS MANAGEMENT AGREEMENT


     This Amendment No. 1 to the Retail Business Management Agreement (the "Amendment") is made and entered into effective as of June 1, 1999, by and between Visionary Retail Management, Inc., a Delaware corporation ("Retail Business Manager"), and Dr. Mark Lynn & Associates, PLLC, a Kentucky professional limited liability company (the "Practice").

                                R E C I T A L S

     A. The Practice and the Retail Business Manager entered into that certain Retail Business Management Agreement, dated October 1, 1998 (the "Bizer Retail Management Agreement"), pursuant to which the Retail Business Manager provides the Practice with facilities, equipment and such management, administrative and business services as are necessary and appropriate for the day-to-day administration of the retail optical aspects of the Practice as well as certain personnel and services for the Practice's professional eye care practice (the "Management Services").

     B. The Practice and Visionary MSO, Inc., a Delaware corporation (the "Professional Business Manager"), entered into that certain Professional Business Management Agreement, dated October 1,
            1998 (the "Bizer Professional Management Agreement"), pursuant to which the Professional Business Manager provides the Practice with facilities, equipment and such management, administrative and business services (the "Professional Management Services") as are necessary and appropriate for the day-to-day administration of the non-optometric aspects of the Practice's professional eye care practice.

     C. Concurrent with the execution hereof, the Practice and the Professional Business Manager will enter into a Professional Business Management Agreement (the "EyeMasters Management Agreement") pursuant to which the Professional Business Manager will provide Professional Management Services to the Practice with respect to certain locations located within or adjacent to optical retail stores operated in Tennessee under the "EyeMasters" tradename (the "EyeMasters Practice Locations").

     D. The Practice will not own and operate the optical dispensary at the EyeMasters Practice Locations and therefore the services of Retail Business Manager at such practice locations is not required.

     E. Concurrent with the execution hereof, the Practice and the Professional Business Manager are amending the Bizer
            Professional Management Agreement to reflect that the EyeMasters Practice Locations will be managed under the EyeMasters Management Agreement and to address the issues created thereby.

     F. The parties acknowledge and consent to the transactions contemplated by the EyeMasters Management Agreement and desire to amend the Bizer Retail Management Agreement to exclude therefrom any obligations or responsibilities of the Retail Business Manager with respect to the Practice's locations being managed under the EyeMasters Management Agreement.

     G. Capitalized terms not otherwise defined herein shall have the meaning ascribed to such term in the Bizer Retail Management Agreement.

     NOW, THEREFORE, for and in consideration of the mutual agreements, terms, covenants and conditions contained herein and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

     1. The Bizer Retail Management Agreement is hereby amended to provide that the provision of management services to the EyeMasters Practice Locations shall be excluded from the Bizer Retail Management Agreement and the Retail Business Manager shall have no obligations, responsibilities or liabilities under the Bizer Retail Management Agreement with respect to the EyeMasters Practice Locations.

     2. Whenever the terms "Office" or "Practice" is used in the Bizer Retail Management Agreement, such term shall not include the portion of the Practice or any of its offices to the extent related to the EyeMasters Practice Locations. As an illustration, the Adjusted Gross Revenue and Adjusted Net Revenue calculation and the resulting Management Fee calculation under the Bizer Retail Management Agreement shall exclude any revenues to the extent arising out of or relating to the EyeMasters Practice Locations. Similarly, all Dispensary Expenses, Office Expenses, Interest Expenses, Practice Expenses and Shareholder Expenses shall not include any expenses to the extent relating to the EyeMasters Practice Locations.

     3. With respect to any expenses or costs incurred by the Retail Business Manager or the Practice relating to both the Offices subject to the Bizer Retail Management Agreement and the EyeMasters Practice Locations, such expenses shall be allocated by the Retail Business Manager, in its reasonable discretion, between such Offices and the EyeMasters Practice Locations to reflect each office's pro-rata share of any expenses or costs relating to such office.

     4. This Amendment may be executed in two or more counterparts, all of which taken together shall constitute one instrument.

     5. Except as otherwise expressly set forth in this Amendment, the Bizer Retail Management Agreement shall remain in full force and effect, and the parties hereto shall be bound by the terms and conditions thereof, as herein amended.

     IN WITNESS WHEREOF, the Practice and Retail Business Manager have caused this Amendment to be executed by their duly authorized representatives, all as of the day and year first above written.


                                        DR. MARK LYNN & ASSOCIATES, PLLC
                                        "The Practice"


                                        By:
                                           ----------------------------------
                                           Mark E. Lynn, O.D., President

                                        VISIONARY RETAIL MANAGEMENT, INC.
                                        "Retail Business Manager"


                                        By:
                                           ----------------------------------
                                         Title:
                                               ------------------------------

      AMENDMENT NO. 1 TO THE PROFESSIONAL BUSINESS MANAGEMENT AGREEMENT


     This Amendment No. 1 to the Professional Business Management Agreement (the "Amendment") is made and entered into effective as of June 1, 1999, by and between Visionary MSO, Inc., a Delaware corporation ("Professional Business Manager"), and Dr. Mark Lynn & Associates, PLLC, a Kentucky professional limited liability company (the "Practice").

                                R E C I T A L S

     A. The Practice and the Professional Business Manager entered into that certain Professional Business Management Agreement, dated October 1, 1998 (the "Bizer Professional Management Agreement"), pursuant to which the Professional Business Manager provides the Practice with facilities, equipment and such management, administrative and business services (the "Management Services") as are necessary and appropriate for the day-to-day administration of the non-optometric aspects of the Practice's professional eye care practice.

     B. Concurrent with the execution hereof, the Practice and the Professional Business Manager will enter into a Professional Business Management Agreement (the "EyeMasters Management Agreement"), pursuant to which the Professional Business Manager will provide Management Services to the Practice with respect to certain locations located within or adjacent to optical retail stores operated in Tennessee under the "EyeMasters" tradename (the "EyeMasters Practice Locations").

     C. The parties acknowledge and consent to the transactions contemplated by the EyeMasters Management Agreement and desire to amend the Bizer Professional Management Agreement to exclude therefrom any obligations or responsibilities of the Professional Business Manager with respect to the EyeMasters Practice Location.

     D. Capitalized terms not otherwise defined herein shall have the meaning ascribed to such term in the Bizer Professional Management Agreement.

     NOW, THEREFORE, for and in consideration of the mutual agreements, terms, covenants and conditions contained herein and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

     1. The Bizer Professional Management Agreement is hereby amended to provide that the provision of management services to the EyeMasters Practice Locations shall be excluded from the Bizer Professional Management Agreement and the Professional Business Manager shall have no obligations, responsibilities or liabilities under the Bizer Professional Management Agreement with respect to the EyeMasters Practice Locations.

     2. Whenever the terms "Office" or "Practice" is used in the Bizer Professional Management Agreement, such term shall not include the Practice or any of its offices to the extent related to the EyeMasters Practice Locations. As an illustration, the Adjusted Gross Revenue calculation and the resulting Management Fee calculation under the Bizer Professional Management Agreement shall exclude any revenues to the extent arising out of or relating to the EyeMasters Practice Locations.

Similarly, all Dispensary Expenses, Office Expenses, Interest Expenses, Practice Expenses and Shareholder Expenses shall not include any expenses to the extent relating to the EyeMasters Practice Locations.

     3. With respect to any expenses or costs incurred by the Professional Business Manager or the Practice relating to both the Offices subject to the Bizer Professional Management Agreement and the EyeMasters Practice Locations, such expenses shall be allocated by the Professional Business Manager, in its reasonable discretion, between such Offices and the EyeMasters Practice Locations to reflect each office's pro-rata share of any expenses or costs relating to such office.

     4. This Amendment may be executed in two or more counterparts, all of which taken together shall constitute one instrument.

     5. Except as otherwise expressly set forth in this Amendment, the Bizer Professional Management Agreement shall remain in full force and effect, and the parties hereto shall be bound by the terms and conditions thereof, as herein amended.

     IN WITNESS WHEREOF, the Practice and Professional Business Manager have caused this Amendment to be executed by their duly authorized representatives, all as of the day and year first above written.

                                        DR. MARK LYNN & ASSOCIATES, PLLC
                                        "The Practice"


                                        By:
                                           ----------------------------------
                                           Mark E. Lynn, O.D., President



                                        VISIONARY MSO, INC.
                                        "Professional Business Manager"


                                        By:
                                           ----------------------------------
                                         Title:
                                               ------------------------------

        AMENDMENT NO. 1 TO PROFESSIONAL BUSINESS MANAGEMENT AGREEMENT

     This Amendment No. 1 to Professional Business Management Agreement ("Amendment") is entered into effective as of August 1, 2000 by and between Visionary MSO, Inc., a Delaware corporation ("Professional Business Manager"), and Dr. Mark Lynn & Associates, PLLC, a Kentucky professional limited liability company (the "Practice").

                             W I T N E S S E T H:

     WHEREAS, Professional Business Manager and the Practice have previously entered into that certain Professional Business Management Agreement, dated October 1, 1998 (the "Professional Business Management Agreement"), by and between Professional Business Manager and the Practice, whereby Professional Business Manager provides certain services to the Practice;

     WHEREAS, Professional Business Manager and the Practice desire to amend the Professional Business Management Agreement for the purpose of clarifying the control that the Practice maintains over the professional services and the optical dispensary; and

     WHEREAS, capitalized terms not otherwise defined herein shall have the meaning ascribed to such terms in the Professional Business Management Agreement.

     NOW, THEREFORE, in consideration of the premises and mutual covenants and agreements of the parties hereinafter contained, the parties hereby agree as follows:

     1. AMENDMENT TO SECTION 2.6. Section 2.6 of the Professional Business Management Agreement shall be amended to delete clauses (ii) and
(iii) from the proviso in the next to last sentence of Section 2.6. After giving effect to such amendment, Section 2.6 shall read in its entirety as follows:

            "2.6     FORMATION AND OPERATION OF THE PRACTICE ADVISORY
     COUNCIL. The Parties hereby establish a Practice Advisory Council which shall be responsible for advising Professional Business Manager and the Practice with respect to developing the Office and implementing management and administrative policies for the overall operation of the Office and for providing dispute resolution on certain matters. The Practice Advisory Counsel shall consist of six
     (6) members. Professional Business Manager shall designate, in its sole discretion, two (2) members of the Practice Advisory council or may have one (1) member with two (2) votes. The Practice shall designate, in its sole discretion, two (2) members of the Practice Advisory Council or may have one (1) member with two (2) votes. Retail Business Manager shall designate, in its sole discretion, two (2) members of the Practice Advisory Council or may have one member with two (2) votes. The Practice Advisory Council members selected by the Practice shall be full-time Professional employees of the Practice. Each Party's representatives to the Practice Advisory Council shall have the authority to make decisions on behalf of the respective Party. Except as may otherwise be provided, the act of a majority of the members of the Practice Advisory Council shall be the act of the Practice Advisory Council, PROVIDED THAT THE AFFIRMATIVE VOTE OF THE PRACTICE MEMBER(S) SHALL BE REQUIRED ON ALL VOTES OF THE PRACTICE ADVISORY COUNCIL. The decisions, resolutions, actions, or recommendations of the Practice Advisory Council shall be implemented by Professional Business Manager, Retail Business Manager or the Practice, as appropriate."

     2. NO FURTHER MODIFICATION. Except as hereby amended, the Professional Business Management Agreement shall remain in full force and effect without modification or change, and shall be binding upon and inure to the benefit of the parties and their respective successors, heirs, devisees, assigns, legal representatives, executors and administrators.

     3. COUNTERPARTS. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, Professional Business Manager and the Practice have caused this Amendment to be executed by their authorized officers effective as of the date first above written.


                                        VISIONARY MSO, INC.,



                                        By:
                                           ----------------------------------
                                           Alan E. Wiley, Executive
                                           Vice-President


                                        DR. MARK LYNN & ASSOCIATES, PLLC



                                        By:
                                           ----------------------------------
                                           Mark E. Lynn, O.D., President

           AMENDMENT NO. 1 TO RETAIL BUSINESS MANAGEMENT AGREEMENT

     This Amendment No. 1 to Retail Business Management Agreement
("Amendment") is entered into effective as of August 31, 2000 by and between Visionary Retail Management, Inc., a Delaware corporation ("Retail Business Manager"), and Dr. Mark Lynn & Associates, PLLC (the "Practice").

                             W I T N E S S E T H:

     WHEREAS, Retail Business Manager, and the Practice have previously entered into that certain Retail Business Management Agreement, dated October 1, 1998 (the "Retail Business Management Agreement"), by and between Retail Business Manager and the Practice, whereby the Retail Business Manager provides certain services to the Practice;

     WHEREAS, Retail Business Manager and the Practice desire to amend the Retail Business Management Agreement to clarify the control that the Practice maintains over the professional services and the dispensary; and

     WHEREAS, capitalized terms not otherwise defined herein shall have the meaning ascribed to such terms in the Retail Business Management Agreement.

     NOW, THEREFORE, in consideration of the premises and mutual covenants and agreements of the parties hereinafter contained, the parties hereby agree as follows:

     1. AMENDMENT TO SECTION 2.6. Section 2.6 of the Retail Business Management Agreement shall be amended to delete clauses (ii) and (iii) from the proviso in the next to last sentence of Section 2.6. After giving effect to such amendment, Section 2.6 shall read in its entirety as follows:

     "2.6     FORMATION AND OPERATION OF THE PRACTICE ADVISORY COUNCIL.
     The Parties hereby establish a Practice Advisory Council which shall be responsible for advising Retail Business Manager and the Practice with respect to developing the Dispensary and implementing management and administrative policies for the overall operation of the Dispensary and for providing dispute resolution on certain matters. The Practice Advisory Council shall consist of six (6) members. Retail Business Manager shall designate, in its sole discretion, two (2) members of the Practice Advisory Council or may have one (1) member with two (2) votes. The Practice shall designate, in its sole discretion, two (2) members of the Practice Advisory Council or may have one (1) member with two (2) votes. Professional Business Manager shall designate, in its sole discretion, two (2) members of the Practice Advisory Council or may have one member with two (2) votes. The Practice Advisory Council members selected by the Practice shall be full-time Professional employees of the Practice. Each Party's representatives to the Practice Advisory Council shall have the authority to make decisions on behalf of the respective Party. Except as may otherwise be provided, the act of a majority of the members of the Practice Advisory Council shall be the act of the Practice Advisory Council, PROVIDED THAT THE AFFIRMATIVE VOTE OF THE PRACTICE MEMBERS(S) SHALL BE REQUIRED ON ALL VOTES OF THE PRACTICE ADVISORY COUNCIL. The decisions, resolutions, actions, or recommendations of the Practice Advisory Council shall be implemented by Retail Business Manager, Professional Business Manager, or the Practice, as appropriate."

     2. NO FURTHER MODIFICATION. Except as hereby amended, the Retail Business Management Agreement shall remain in full force and effect without modification or change, and shall be binding upon and inure to the benefit of the parties and their respective successors, heirs, devisees, assigns, legal representatives, executors and administrators.

     3. COUNTERPARTS. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, Retail Business Manager and the Practice have caused this Amendment to be executed by their authorized officers effective as of the date first above written.

                                        VISIONARY RETAIL MANAGEMENT, INC.



                                        By:
                                           ----------------------------------
                                           Alan E. Wiley, Executive
                                           Vice-President


                                        MARK LYNN & ASSOCIATES, PLLC



                                        By:
                                           ----------------------------------
                                           Mark E. Lynn, O.D., President



                                       2